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                                                                    EXHIBIT 99.2


PROXY                              BIOSTAR, INC.                           PROXY
                    6655 LOOKOUT ROAD, BOULDER, CO 80301-3371



  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BIOSTAR, INC.
     FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON ___________, 1998

     The undersigned stockholder of BioStar, Inc. ("BioStar"), a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus of Cortech, Inc., a Delaware corporation ("Cortech") and BioStar, each dated ____________ ___, 1998, and hereby appoints Teresa W. Ayers and Edward C. Pritchard, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of BioStar, to be held on _______________, 1998, at __:__ _.m. at ________________________________, and at any adjournments thereof, and to vote all shares of preferred stock and/or common stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side hereof.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

     THE BOARD OF DIRECTORS AND MANAGEMENT OF BIOSTAR RECOMMEND A VOTE FOR PROPOSALS 1 AND 2.

PROPOSAL 1:   To (i) adopt and approve the Agreement and Plan of Merger and
              Reorganization (the "Reorganization Agreement"), dated as of
              December 22, 1997, among BioStar, Cortech and Cortech Merger Sub,
              Inc., a Delaware corporation and wholly-owned subsidiary of Cortech ("Merger Sub"), and (ii) approve the merger of Merger Sub with and into BioStar pursuant to which BioStar will become a wholly-owned subsidiary of Cortech.

FOR      |_|                AGAINST |_|               ABSTAIN  |_|

PROPOSAL 2:   To adopt and approve an amendment to the BioStar Restated
              Certificate of Incorporation which provides that the holders of BioStar preferred stock will only receive the consideration for their shares set forth in the Reorganization Agreement.

FOR      |_|                AGAINST |_|               ABSTAIN  |_|


                 (Continued and to be signed on the other side)


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                          (Continued from other side.)








                                           Dated                          , 1998
                                                -------------------------

                                           Signature(s)
                                                       -------------------------
                                           Please sign exactly as your name
                                           appears hereon. If the stock is
                                           registered in the names of two or
                                           more persons, each should sign.
                                           Executors, administrators, trustees,
                                           guardians and attorneys-in-fact
                                           should add their titles. If signer
                                           is a corporation, please give full
                                           corporate name and have a duly
                                           authorized officer sign, stating
                                           title. If signer is a partnership,
                                           please sign in partnership name by
                                           authorized person.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.








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